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EXHIBIT 10.33
LOAN AGREEMENT
     LOAN AGREEMENT (this “Agreement”), dated as of July 18, 2007, between Dynavax Technologies Corporation, a Delaware corporation (the “Borrower”), Deerfield Private Design Fund, L.P., (“Deerfield Private Design”) Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (each a “Lender” and, together the “Lenders” and together with the Borrower, the “Parties”).
W I T N E S S E T H:
     WHEREAS, the Borrower wishes to borrow from the Lenders the principal amount of up to thirty million Dollars ($30,000,000), without interest, for the purposes described in Section 2.1; and
     WHEREAS, the Lenders desire on the terms hereinafter set forth to make loans to the Borrower from time to time for such purposes;
     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 General Definitions. Wherever used in this Agreement, or the Exhibits or Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:
     “Additional Amounts” has the meaning given to it in Section 2.7(b).
     “Affiliate” means, with respect to a Party, any person, corporation, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with such Party. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.
     “Available Cash” means cash, cash equivalents and short-term investments set forth in the balance sheet of the Borrower.

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     “Business Day” means a day on which banks are open for business in The City of New York.
     “Chamber Study” means a randomized, double-blind, placebo-controlled, parallel study. Approximately 300 subjects will be randomized to receive either Tolamba or placebo treatments to evaluate the efficacy of Tolamba to control symptoms of ragweed-induced allergic rhinitis in the Environmental Exposure Chamber (EEC).
     “Commitment Fee” has the meaning given to it in Section 2.4.
     “Commitment Period Expiration Date” means the earliest to occur of (a) the Final Payment Date and (b) the date on which any Commitment Termination Event occurs.
     “Commitment Termination Event” means: (a) the occurrence of any Event of Default as each such Event of Default is described in Section 6.1; (b) upon notice by the Borrower to Deerfield Private Design effective on any date set forth in such notice after the release of the Chamber Study.
     “Common Stock” means the publicly traded common stock of the Borrower.
     “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
     “Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.
     “Disbursement” has the meaning given to it in Section 2.2(a).
     “Disbursement Date” means the date on which a Disbursement occurs.
     “Disbursement Request” has the meaning given to it in Section 2.2(a).

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     “Dollars” and the “$” sign mean the lawful currency of the United States of America.
     “Event of Default” has the meaning given to it in Section 6.1.
     “Evidence of Disbursement” has the meaning given to it in Section 2.2(a).
     “Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Lenders in any jurisdiction to any Governmental Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Lenders, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.
     “Field Study” means a single blind observational study to assess the efficacy of Tolamba versus placebo in the control of symptoms of allergic rhinitis during the natural ragweed season in [ * ].
     “Final Payment” means such amount as may be necessary to repay the outstanding principal of the Loan (together with any other amounts accrued under this Agreement) to the Lenders pursuant to this Agreement.
     “Final Payment Date” means the earlier of (i) the date on which the Borrower repays the outstanding principal of the Loan (together with any other amounts accrued under this Agreement) to the Lenders or (ii) July 18, 2010.
     “Financing Documents” means this Agreement, the Note, the Registration Rights Agreement, the Warrants and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, and applied on a consistent basis.
     “Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, without limitation, the Food and Drug Administration and the Securities and Exchange Commission.
     “Indebtedness” means (a) all indebtedness for borrowed money, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations, if any.

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     “Indemnified Person” has the meaning given to it in Section 7.12.
     “Indemnity” has the meaning given to it in Section 7.12.
     “Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.
     “Loan” means the loan to be made available by the Lenders to the Borrower pursuant to Section 2.2 in the maximum aggregate amount of thirty million Dollars ($30,000,000) or, as the context may require, the then outstanding principal amount.
     “Loss” has the meaning given to it in Section 7.12.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property related to the Milestone Products; (b) the validity or enforceability of any provision of any Financing Document; (c) the ability, including, without limitation, the financial ability of the Borrower to timely perform its obligations under each Financing Document; or (d) the rights and remedies of the Lenders under any of the Financing Documents.
     “Milestones” mean the numbered event or events set forth on Exhibit B.
     “Milestone Products” means the products described in Exhibit B.
     “Note” means the Note attached to this Agreement as Exhibit A.
     “Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.
     “Organizational Documents” means the Certificate of Incorporation and By-laws of the Borrower.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lenders arising under this Agreement or any other Financing Document; (ii) Indebtedness existing as of the date hereof (which the Borrower represents to not be in excess of $15,000,000); (iii) Indebtedness (not including the Loan) not to exceed [ * ] in the aggregate in any fiscal year of Borrower secured by a lien described in clause (iv) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (iv) Subordinated Debt; (v) Indebtedness to trade creditors incurred in the ordinary course of business; and (vi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower.

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     “Permitted Liens” means: (i) statutory Liens created by operation of applicable law; (ii) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (iii) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (iv) Liens upon or in any equipment acquired or held by Borrower (a) to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (vi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (vi) non-exclusive licenses or sublicenses and exclusive licenses granted in the ordinary course of Borrower’s business and, with respect to any licenses where Borrower is the licensee or sublicensee, any interest or title of a licensor or sublicensor under any such license or sublicense; (vii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money; and (viii) Liens in favor of financial institutions arising in connection with Borrower’s accounts maintained in the ordinary course of Borrower’s business held at such institutions to secure standard fees for services charged by, but not financing made available by, such institutions.
     “Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.
     “Primary Endpoint of the Chamber Study or Field Study” means a [ * ] reduction in the change from baseline of Total Nasal Symptom Score compared with the placebo group with p [ * ].
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between the Borrower, the Deerfield Entities (as such term in defined in the Registration Rights Agreement) and the Lenders.
     “Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Lenders pursuant to a Subordination Agreement in substantially the form of Exhibit D attached hereto (and identified as being such by Borrower and Deerfield Private Design).
     “Subordination Agreement” means the Subordination Agreement attached hereto as Exhibit D.

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     “Subsidiary or Subsidiaries” means, as to Borrower, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.
     “Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.
     “Warrants” means the warrants attached hereto as Exhibit C-1 and C-2 issued pursuant to Section 2.9.
     Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to this Agreement or any of the Financing Documents means such agreement or document as the same shall be amended, supplemented or modified and from time to time in effect.
     Section 1.3 Business Day Adjustment. Where the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day unless that next succeeding Business Day falls in a different calendar month, in which case that payment shall be made by the Business Day immediately preceding the day by which such payment is due to be made.
ARTICLE II
AGREEMENT FOR THE LOAN
     Section 2.1 Use of Proceeds. The Borrower shall use the Loan proceeds to engage in any activities related to the preclinical and clinical development of the products identified in the Milestone Products.
     Section 2.2 Disbursements.
     (a) Subject to satisfaction of the conditions contained in Article IV, a disbursement of a portion of the Loan (each a “Disbursement”) in an amount determined in accordance with Exhibit B for each Milestone shall be made when indicated on Exhibit B for such Milestone upon the Borrower’s request (a “Disbursement Request”) in

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the form of Schedule 1, delivered to Deerfield Private Design not less than five Business Days prior to the proposed date of such Disbursement. Against each Disbursement, the Borrower shall deliver to Deerfield Private Design a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower.
     (b) The Lenders shall not be required to make any Disbursement if (i) the Commitment Period Expiration Date shall have occurred, or (ii) after giving effect thereto, the aggregate outstanding principal amount of the Loan would exceed $30,000,000.
     (c) The Lenders shall not be required to make the Disbursements related to the Tolamba Payments described in Items 4 and 5 of Exhibit B if the Primary Endpoint of the Chamber Study is not achieved or subsequent to Borrower’s decision to permanently discontinue the development of Tolamba.
Section 2.3 Repayment.
     (a) Except as may be [ * ] by Section 2.4, the Borrower shall remit the Final Payment to Lenders on the earlier to occur of (i) the Final Payment Date and (ii) a Commitment Termination Event, it being understood that a repayment after a Commitment Termination Event will be within 3 Business Days of the occurrence of such Commitment Termination Event.
     (b) Notwithstanding 2.3(a), (A) If the Chamber Study is completed and the Primary Endpoint of the Chamber Study is not achieved, then the outstanding principal amount of the Loan shall be reduced by the lesser of (i) [ * ] and (ii) [ * ]; and (B) if Borrower decides to permanently discontinue the development of Tolamba (a “Tolamba Discontinuance”) after the results of the Field Study have been collected by the Borrower then the outstanding principal amount of the Loan shall be reduced by the lesser of (i) [ * ] and (ii) $9,000,000.
     Section 2.4 Commitment Fee. Until the Final Payment Date, the Borrower shall pay a quarterly fee (the “Commitment Fee”) to the Lenders in the amount of $442,500 by the thirtieth day after the end of each of the Borrower’s fiscal quarters to an account or accounts by wire transfer specified by Deerfield Private Design in writing to Borrower; provided, however, that during the fiscal quarter in which this Agreement is executed and if this Agreement is terminated on a day other than the last day of any fiscal quarter, the Commitment Fee shall be pro-rated for the period of such fiscal quarter that this Agreement was in effect. Borrower shall make 12 total payments of the Commitment Fee, with the first payment coming due on October 31, 2007. If a Commitment Termination Event occurs by notice by the Borrower by the earliest to occur of (a) [ * ] and (b) [ * ], the Lenders shall [ * ].
     Section 2.5 Payments. Payments of any amounts due to the Lenders under this Agreement shall be made in Dollars in immediately available funds prior to 11:00 a.m. New York City time on such date that any such payment is due, in such place or places, as Deerfield

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Private Design shall from time to time designate in writing. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Lenders’ banking institutions.
     Section 2.6 Optional Prepayment. Upon the conclusion of the Chamber Study, Borrower may, upon three Business Day’s written notice to Deerfield Private Design, prepay the total, but not less than the total, of the Final Payment calculated as of the date written notice is sent to Deerfield Private Design. If Borrower elects to make such prepayment at a time when Commitment Fees already paid to the Lenders would be required to be [ * ], the total amount of the Final Payment that would otherwise be payable at that time will be [ * ]. Upon remittance of such payment in accordance with Section 2.5, this Agreement shall be terminated.
     Section 2.7 Taxes, Duties and Fees.
     (a) The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.
     (b) If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal and other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Lenders the full amount they would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.7(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).
     (c) If Section 2.7(b) above applies and Deerfield Private Design so requires, the Borrower shall deliver to the Lenders official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.
     (d) If any Lender receives a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.7, such Lender shall pay such refund to the Borrower.

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     Section 2.8 Costs, Expenses and Losses. If, as a result of any failure by the Borrower to pay any sums due under this Agreement on the due date therefor, or to borrow in accordance with a request for Disbursement made pursuant to Section 2.2, any Lender shall incur costs, expenses and/or losses, by reason of the liquidation or redeployment of deposits from third parties or in connection with obtaining funds to make or maintain any Disbursement that such Lender would not otherwise have incurred, the Borrower shall pay to such Lender upon request by such Lender, the amount of such documented costs, expenses and/or losses within fifteen (15) days after receipt by it of a certificate from such Lender setting forth in reasonable detail such costs, expenses and/or losses along with supporting documentation. For the purposes of the preceding sentence, “costs, expenses and/or losses” shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in obtaining, liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Loan or any portion thereof.
     Section 2.9 Delivery of Warrants. Upon satisfaction of each condition set forth in Exhibit C, the Borrower shall issue to the Lenders, on the date such condition has been satisfied, Warrants to purchase the number of shares of its Common Stock set forth opposite such condition and in the proportions set forth therein (such amounts of Common Stock, the “Exercise Shares”). Except as set forth below, the Warrants shall be in the form annexed hereto as Exhibit C-1. The Exercise Price (as such term is defined in the Warrants) of each Warrant shall be (i) $5.13 in the case of the Warrants issued on the date of this agreement and (ii) in the case of the other Warrants 120% of the average of the “Volume Weighted Average Price” of the Common Stock for each of the 15 consecutive trading days ending on the trading day immediately preceding the date of issuance. As used herein, the “Volume Weighted Average Price” for the Common Stock as of any date means the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Common Stock on the NASDAQ Global Market (“NASDAQ”) as reported by Bloomberg Financial L.P. using the AQR function or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Deerfield Private Design and the Borrower (“Bloomberg”) or, if NASDAQ is not the principal trading market for the Common Stock, the volume weighted average sale price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for the Common Stock, then the last closing trade price of the Common Stock as reported by Bloomberg, or, if no last closing trade price is reported for the Common Stock by Bloomberg, the average of the bid prices of any market makers for the Common Stock in the over the counter market maintained by the National Association of Securities Dealers or in the “pink sheets” maintained by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for the Common Stock on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Borrower and Deerfield Private Design. If any of the Lenders or any transferee of a Warrant delivers to the Borrower the written notice referred to in Section 1 of the Warrant annexed hereto as Exhibit C-1, then all Warrants thereafter issued to such Lender or such transferee shall be in the form annexed hereto at Exhibit C-2.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders as of the date hereof and as of each Disbursement Date, except as limited by the last sentence of Section 3.4 below, as follows:
     (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.
     (b) The Borrower is conducting its business in compliance with its Organizational Documents. The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been furnished to Deerfield Private Design and remain in full force and effect with no defaults outstanding thereunder.
     (c) The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.
     (d) All authorizations, consents, approvals, registrations, exemptions and licenses that are necessary for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of its obligations thereunder, have been obtained and are in full force and effect.
     (e) All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities that are necessary for the conduct of its business as currently conducted and as proposed to be conducted have been obtained and are in full force and effect, except to the extent any failure to so obtain (i) would not be material to the business of the Borrower; (ii) would not materially adversely affect the business, financial position or results of operations or the Borrower or (iii) would not materially adversely affect the rights and remedies of the Lenders hereunder or under any of the Financing Documents.
     (f) Each Financing Document has been duly authorized, executed and delivered by the Borrower, is in full force and effect and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).
     (g) No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Financing Documents.
     (h) Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of

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the terms of, or constitutes a default or event of default (however described) or requires any consent under, to the extent applicable, (i) any agreement or to which the Borrower is a party or by which it is bound, (ii) any of the terms of the Organizational Documents or (iii) any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets, except, with respect to (i) herein, for any contravention of or default under any agreement that (x) would not be material to the business of the Borrower; (y) would not materially adversely affect the business, financial position or results of operations of the Borrower or (z) would not materially adversely affect the rights and remedies of the Lenders hereunder or under any of the Financing Documents
     (i) The Borrower is not engaged in, or a party to any litigation, arbitration, administrative regulatory compliance proceedings, or investigations, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower that would materially impair Borrower’s ability to comply with the terms of this Agreement, and the Borrower is not aware of any facts likely to give rise to any such proceedings.
     (j) The Borrower (i) is capable of paying its debts as they come due and is not unable and has not admitted its inability to pay debts as they come due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.
     (k) No Lien exists on Borrower’s property, except for Permitted Liens.
     (l) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and, except as expressly provided for in Sections 2.4 and 2.6 of this Agreement, there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.
     Section 3.2 Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lenders to enter into the Financing Documents and that the Lenders have entered into these Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. The Borrower represents and warrants to the Lenders that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.
     Section 3.3 Representations and Warranties of the Lenders. Each of the Lenders represents and warrants to the Borrower as of the date hereof and as of each date Warrants are granted pursuant to this Agreement as follows:

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     (a) That it is acquiring the Warrants and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof. Each of the Lenders also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares such Lender is acquiring is being acquired for, and will be held for, its account only.
     (b) That the Warrants and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Borrower is to be effected. Each of the Lenders realizes that the basis for the exemption may not be present if, notwithstanding its representations, such Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. None of the Lenders has such present intention.
     (c) That the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each of the Lenders recognizes that the Borrower has no obligation to register the Warrants, or to comply with any exemption from such registration.
     (d) That neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.
     (e) That no Lender will make any disposition of all or any part of the Warrants or Exercise Shares in any event unless and until:
     (i) The Borrower shall have received a letter secured by such Lender from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;
     (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
     (iii) Such Lender shall have notified the Borrower of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel for the Borrower with an opinion of counsel, substantially in the form annexed as Exhibit C to the Warrant annexed hereto as Exhibit C-1. The Borrower agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.

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     (f) That it understands and agrees that all certificates evidencing the shares to be issued to the Lenders may bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”
“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 18, 2007, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
     (g) That each Lender is an “accredited investor” as defined in Regulation D promulgated under the Act.
     (h) Each of the Lenders is a Limited Partnership duly organized and validly existing under the laws of the State of its formation.
     (i) That each of the Lenders has and at all times shall maintain sufficient Dollars to fund the Disbursements.
     Section 3.4 Lender Acknowledgment. Each of the Lenders acknowledges that it has made the representations and warranties referred to in Section 3.3 with the intention of persuading the Borrower to enter into the Financing Documents and that the Borrower has entered into these Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. Each of the Lenders represents and warrants to the Borrower that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading. Each of the Lenders also acknowledges that the representations and warranties made by the Borrower in Section 3.1, to the extent that they pertain to the Warrants or the Registration Rights Agreement (with the exception of Subsection (f) of Section 3.1), are made solely to the extent, and will only survive for so long as, any the Lender or any of the Deerfield Entities (as such term is defined in the Registration Rights Agreement) remains a party to the Registration Rights Agreement or a Warrant.

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ARTICLE IV
CONDITIONS OF DISBURSEMENTS
     Section 4.1 Conditions to Initial Disbursement of the Loan. The obligation of the Lenders to make the initial Disbursement of the Loan shall be subject to the fulfillment of the following conditions:
     (a) Deerfield Private Design shall have received a copy of all documents authorizing the Borrower to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby and an opinion of Borrower’s counsel satisfactory to Deerfield Private Design.
     (b) Each of the Financing Documents shall have been duly executed and delivered by the Borrower and the Lenders and shall be in full force and effect and the Borrower shall be in compliance with all the terms thereof.
     Section 4.2 Conditions to All Disbursements of the Loan. The obligation of the Lenders to make any Disbursement of the Loan shall be subject to the fulfillment of the following conditions; provided, however, such conditions, to the extent that they pertain to the Warrants or the Registration Rights Agreement, are made solely to the extent, and will only survive for so long as, any the Lenders or any of the Deerfield Entities (as such term is defined in the Registration Rights Agreement) remains a party to the Registration Rights Agreement or a Warrant:
     (a) The Borrower shall have delivered to Deerfield Private Design a Disbursement Request not less than five Business Days prior to the proposed Disbursement Date.
     (b) The Borrower shall have delivered to Deerfield Private Design the relevant Evidence of Disbursement duly executed by the Borrower, provided that such receipt shall not be effective until the Disbursement is actually advanced to the Borrower.
     (c) The Borrower shall have complied with and shall be in compliance with all the terms of the Financing Documents.
     (d) No Default or Event of Default shall have occurred.
     (e) No Material Adverse Effect shall have occurred and be continuing.
     (f) The representations and warranties made in each Financing Document shall be true on and as of the Disbursement Date with the same effect as though such representations and warranties had been made on and as of the Disbursement Date.
     (g) The Borrower shall have delivered to Deerfield Private Design such evidence as to the satisfaction of the applicable Milestone as Deerfield Private Design shall have reasonably requested.

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     Section 4.3 Effect of Disbursement Request. The delivery of a Disbursement Request and the acceptance by the Borrower of the proceeds of such Disbursement shall constitute a representation and a warranty by the Borrower that on the date of such Disbursement (both immediately before and after giving effect to such Disbursement and the application of the proceeds thereof) the representations and warranties of the Borrower for each Financing Document are true and correct.
     Section 4.4 Saving Rights.
     (a) No course of dealing or waiver by the Lenders in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of the Lenders with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of the Lenders in respect of any Disbursement affect or impair any right, power or remedy of the Lenders in respect of any other Disbursement.
     (b) Unless otherwise notified by the Borrower and without prejudice to the generality of this Section 4.4, the right of the Lenders to require compliance with any condition under this Agreement which may be waived by the Lenders in respect of any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.
ARTICLE V
PARTICULAR COVENANTS
     Section 5.1 Affirmative Covenants. Unless Deerfield Private Design shall otherwise agree:
     (a) The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted; (ii) maintain all approvals necessary for the Financing Documents; and (iii) operate its business with due diligence, efficiency and in conformity with the general business practices now conducted by Borrower.
     (b) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not have a material adverse effect on the business, financial position or results of operations of the Borrower.
     (c) The Borrower shall maintain Available Cash, at all times, in an amount no less than the principal amount then outstanding under the terms of this Agreement.
     (d) The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business.

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     (e) The Borrower shall promptly notify Deerfield Private Design of the occurrence of (i) any Default or Event of Default; (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower with regard to the Milestone Products; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an event of default (however described) under any of the Financing Documents.
     (f) The Borrower shall use reasonable commercial efforts to carry out the development program contemplated by the Milestones.
     (g) The Borrower shall comply with the terms of each of the Financing Documents.
     (h) (i) The Borrower will provide quarterly financials for itself and its Subsidiaries within 45 days after the end of each quarter, and annual financials within 120 after the end of each year; (ii) the Borrower will provide any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Borrower as soon as available; (iii) the Borrower and its Subsidiaries will provide to Deerfield Private Design copies of all documents, reports, financial data and other information as Deerfield Private Design may reasonably request, and permit the Lenders to visit and inspect any of the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as Deerfield Private Design may reasonably request; and (iv) Lenders shall have the right to consult with and advise the management of the Borrower and its Subsidiaries on matters relating to the operation of the Borrower and its Subsidiaries.
     Section 5.2 Negative Covenants. Unless Deerfield Private Design shall otherwise agree:
     (a) The Borrower shall not undertake or permit any (i) conversion of the Borrower into another form; or (ii) any sale, transfer, lease or exchange or other action with respect to the disposal of, or disposition of rights to, any assets or business lines of the Borrower that are necessary for the development of the Milestone Products in a single transaction or series of transactions; provided, however, Borrower may enter into any collaborative arrangement, licensing agreement, joint venture or partnership providing for the development or commercial exploitation of the technology or products of the Borrower whereby its income or profits are, or might be shared with any other Person .
     (b) The Borrower shall not liquidate or dissolve or enter into any consolidation, merger, spin-off or reorganization, or acquire the assets or stock of any other business or company or enter into any partnership, joint venture, syndicate, pool, profit-sharing or royalty agreement or other combination, or engage in any transaction with an Affiliate, whereby its income or profits are, or might be shared with any other Person, or enter into any management contract or similar arrangement whereby its

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business or operations are managed by another Person; provided, however, Borrower may enter into any collaborative arrangement, licensing agreement, joint venture or partnership providing for the development or commercial exploitation of the technology or products of the Borrower whereby its income or profits are, or might be shared with any other Person.
     (c) The Borrower shall not; (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell, transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.
     (d) The Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Lenders.
     (e) The Borrower shall not make any payment in respect of any Subordinated Debt, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting any of the Lender’s rights contained in any documentation relating to the Subordinated Debt without Deerfield Private Design’s prior written consent.
     (f) The Borrower shall not sell, license, transfer, assign, encumber or otherwise dispose of any ownership rights to the intellectual property relating to any of the Milestone Products or any product developed from such intellectual property except in connection with any collaborative arrangement, licensing agreement, joint venture or partnership to develop or commercially exploit such Milestone Product or other products.
     Section 5.3 Reimbursement of Taxes. The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from Deerfield Private Design, reimburse the Lenders for any such Taxes, duties, fees or other charges paid by the Lenders thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Lenders for Excluded Taxes.
ARTICLE VI
EVENTS OF DEFAULT
     Section 6.1 General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 6.1 (each an “Event of Default”) shall have happened and be continuing, Deerfield Private Design may cancel the Borrower’s right to request Disbursements and declare the principal of, and all fees on, the Loan or any part of any of them (together with any other amounts accrued or payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable without prepayment premium without any further notice and without any presentment, demand or protest of any kind, all of which are

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hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:
     (a) A Lender shall have failed to receive its respective Warrant when required to be issued under this Agreement or payment when due of principal, Commitment Fee, or any other amounts due under the Loan or the Note and any such failure shall not have been cured by the Borrower within 3 Business Days after receiving written notice of such failure from Deerfield Private Design.
     (b) The Borrower shall have defaulted or failed to comply in any material respect with the due observance or performance of any covenant contained in this Agreement or the Note and such default or failure to comply shall not have been cured by Borrower within 15 days after receiving written notice of such default or failure from Deerfield Private Design.
     (c) Any representation or warranty made by the Borrower in any Financing Document shall be found to have been incorrect, false or misleading in any material respect as of the date it was made, deemed made, reaffirmed or confirmed.
     (d) (i) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or of any substantial part of its assets; (iv) the commencement against the Borrower or any substantial part of its assets of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.
     (e) One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate exceed three million Dollars ($3,000,000), or which could reasonably expected to interfere materially and adversely with the conduct of the business of the Borrower remain(s) unpaid, unstayed on

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appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.
     (f) Any license, permit or approval held by the Borrower including, without limitation from any Governmental Authority shall have been suspended, canceled or revoked and such suspension, cancellation or revocation (i) could reasonably expected to interfere materially and adversely with the conduct of the business of the Borrower and (ii) shall not have been cured by Borrower within 15 days after receiving written notice of such default or failure from Deerfield Private Design.
     (g) Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Borrower’s obligations under any Financing Document is not effected or given or is withdrawn or ceases to remain in full force or effect.
     (h) The validity of or any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of its obligations hereunder or thereunder (as applicable).
     (i) The Borrower has failed to comply with the requirements of the Securities and Exchange Act of 1934 in a manner which could reasonably expected to interfere materially and adversely with the conduct of the business of the Borrower.
     (j) If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $5,000,000.
     (k) If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with the Lenders.
     (l) If an Event of Default pursuant to the Warrants (as such term is defined in the Warrants) shall have occurred, but only if a Lender or any of the Deerfield Entities (as such term is defined in the Registration Rights Agreement) is a holder of any of the Warrants at the time of such Event of Default.
     Section 6.2 Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 6.1(d) shall occur, the principal of the Loan (together with any other amounts accrued or payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

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     Section 6.3 Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes Deerfield Private Design to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lenders.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Notices. Any notice, request or other communication to be given or made under this Agreement to the Borrower or Deerfield Private Design shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, international courier (confirmed by facsimile), or facsimile (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address specified below or at such other address as such Party shall have designated by notice to the Party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Agreement.
          For the Borrower:
2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
Attention: Chief Executive Officer
Facsimile: (510) 848-1327
          with a copy (which shall not constitute notice) to:
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Facsimile: 650-849-7400
Attention: Glen Sato, Esq.
          For Deerfield Private Design:
780 Third Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile: (212) 573-8111
          with a copy (which shall not constitute notice) to:

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Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022-2585
Facsimile: (212) 894-5511
Attention: Robert I. Fisher
     Section 7.2 Waiver of Notice. Whenever any notice is required to be given to Deerfield Private Design or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     Section 7.3 Reimbursement of Legal and Other Expenses. If any amount owing to the Lenders under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) all reasonable, documented attorneys’ and other fees and expenses incurred in respect of such collection.
     Section 7.4 Applicable Law and Consent to Non-Exclusive New York Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.
     (a) The Financing Documents, and any rights of the Lenders arising out of or relating to any Financing Documents, may, at the option of Deerfield Private Design, be enforced by Deerfield Private Design in the courts of the United States of America located in the Southern District of the State of New York or in any other courts having jurisdiction. For the benefit of the Lenders, the Borrower hereby irrevocably agrees that any legal action, suit or other proceeding arising out of any Financing Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York. By the execution and delivery of this Agreement, the Borrower hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding. Final judgment against the Borrower in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in any Financing Document shall affect the right of the Lenders to commence legal proceedings or otherwise sue the Borrower in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Borrower in any manner authorized by the laws of any such jurisdiction.
     (b) The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to any Financing

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Document, brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.
     (c) The Borrower hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Financing Document or the transactions contemplated by any Financing Document.
     (d) To the extent that the Borrower or Deerfield Private Design may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Financing Document, be entitled to the benefit of any provision of law requiring the Borrower or the Lenders, as applicable, in such suit, action or other proceeding to post security for the costs of the Borrower or Deerfield Private Design, as applicable, or to post a bond or to take similar action, the Borrower and Deerfield Private Design hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.
     Section 7.5 Successor and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of Deerfield Private Design. Notwithstanding the foregoing, nothing herein shall be deemed to limit or otherwise restrict a merger, reorganization or sale of substantially all of the assets of Borrower.
     Section 7.6 Entire Agreement. The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party; provided, however, that any provision hereof that is solely for the Lenders’ benefit may be waived by written instrument signed by an authorized officer of such Lender.
     Section 7.7 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and Deerfield Private Design.
     Section 7.8 Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 7.9 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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     Section 7.10 Survival.
     (a) This Agreement and all agreements, representations and warranties made in this Agreement, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the this Agreement shall have been fully paid in accordance with the provisions hereof and thereof, and the Lenders shall not be deemed to have waived, by reason of making the Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.
     (b) The obligations of the Borrower under Sections 2.7 and 2.8 and the obligations of the Borrower and the Lenders under this Article VII hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.
     Section 7.11 Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lenders upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lenders in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lenders in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.
     Section 7.12 Indemnity.
     (a) The Parties shall, at all times, indemnify and hold each other harmless (the “Indemnity”) and each of their respective directors, members, officers, employees, agents, counsel and advisors (each, an “Indemnified Person”) in connection with any losses, claims (including the cost of defending against such claims), damages, liabilities, penalties, or other expenses arising out of, or relating to, this Agreement, the extension of credit hereunder or the Loan, the use or intended use of the Loan or any investment or

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proposed investment, which an Indemnified Person may incur or to which an Indemnified Person may become subject (each, a “Loss”). The Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss, and over the Lenders or the Borrower, as applicable, and such other Indemnified Person that had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person, which determination results in a final, non-appealable judgment or decision of a court or tribunal of competent jurisdiction. The Indemnity is independent of and in addition to any other agreement of any Party under any Financing Document to pay any amount to the Lenders or the Borrower, as applicable, and any exclusion of any obligation to pay any amount under this subsection shall not affect the requirement to pay such amount under any other section hereof or under any other agreement.
     (b) Without prejudice to the survival of any other agreement of any of the Parties hereunder, the agreements and the obligations of the Parties contained in this Section 7.12 shall survive the termination of each other provision hereof and the payment of all amounts payable to the Lenders hereunder.
     Section 7.13 No Usury. This Agreement is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lenders for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lenders shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Note.
     Section 7.14 Further Assurances. From time to time, the Borrower shall perform any and all acts and execute and deliver to Deerfield Private Design such additional documents as may be necessary or as requested by Deerfield Private Design to carry out the purposes of this Agreement or any or to preserve and protect the Lenders’ rights as contemplated therein.
{SIGNATURE PAGE FOLLOWS}

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     IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.

BORROWER:		LENDER:
DYNAVAX TECHNOLOGIES CORPORATION		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Dino Dina	By:	/s/ James Flynn

	Name: Dino Dina, MD		Name: James Flynn
	Title: President and Chief Executive Officer		Title: General Partner

LENDER:		LENDER:
DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.		DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	/s/ James Flynn	By:	/s/ James Flynn

	Name: James Flynn		Name: James Flynn
	Title: General Partner		Title: General Partner

LENDER:
DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

		By:	/s/ James Flynn

Name: James Flynn
Title: General Partner

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SCHEDULE 1
FORM OF DISBURSEMENT REQUEST
{LETTERHEAD OF THE BORROWER}
{Date}
Ladies and Gentlemen:
     Request for Disbursement of the Loan
     1. Please refer to the Loan Agreement (the “Loan Agreement”), dated as of July 18, 2007, between Dynavax Technologies Corporation (the “Borrower”) Deerfield Private Design Fund, L.P., (“Deerfield Private Design) Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (each a “Lender” and, together the “Lenders” and together with the Borrower, the “Parties”).
     2. Terms defined in the Loan Agreement shall have the same meanings herein.
     3. The Borrower hereby requests a Disbursement, on {date}, of the amount of {amount of drawdown}, in accordance with the provisions of Section 2.2 of the Loan Agreement. You are requested to pay the amount to the following account {account number} at {name of bank}.
     4. Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize Deerfield Private Design to date such receipt as of the date of actual disbursement by the Lenders of the funds hereby requested to be disbursed.
     5. The Borrower hereby certifies as follows:
     (a) The representations and warranties in Article III of the Loan Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date;

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     (b) All of the conditions set forth in Article IV of the Loan Agreement have been satisfied; and
     (c) The date or Milestone required to be satisfied before the Borrower may request the Disbursement provided for herein has been achieved and the Borrower has provided evidence to Deerfield Private Design evidencing such achievement. Such Disbursement is to be used solely to reimburse the Borrower for expenses it incurred in achieving such Milestone.
     6. The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date. If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify Deerfield Private Design and will repay the amount disbursed upon demand by Deerfield Private Design if Disbursement is made prior to the receipt of such notice.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Name:

Title:

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SCHEDULE 2
FORM OF EVIDENCE OF DISBURSEMENT
{LETTERHEAD OF THE BORROWER}
{Date}
Ladies and Gentlemen:
     Re:          Disbursement Receipt
     Dynavax Technologies Corporation (the “Borrower”) hereby acknowledge receipt of the sum of {insert amount of disbursement} disbursed to us by Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (each a “Lender” and, together the “Lenders”) under the Loan provided for in the Loan Agreement, dated as of July 18, 2007, between the Borrower and the Lenders.

Yours faithfully,

DYNAVAX TECHNOLOGIES CORPORATION

By:

Name:

Title

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EXHIBIT A
FORM OF PROMISSORY NOTE
PROMISSORY NOTE

$30,000,000.00	July 18, 2007
     FOR VALUE RECEIVED, DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Maker”), by means of this Promissory Note (this “Note”) hereby unconditionally promises to pay to Deerfield Private Design Fund, L.P. (Deerfield Private Design”), Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P., (each a Payee and, together, the “Payees”), or order, the aggregate principal sum of THIRTY MILLION DOLLARS (US$30,000,000.00) or so much thereof as may be advanced by the Payees from time to time hereunder to or for the benefit of the Maker (the “Loan”), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Loan Agreement. The Payees may make notations on the Disbursement Grid attached hereto reflecting the dates and amounts of Disbursements of the Loan.
     The principal balance of this Note outstanding at any time shall be subject to the Loan Agreement, dated as of July 18, 2007, between the Maker and the Payees (as modified and supplemented and in effect from time to time, the “Loan Agreement”).
     The Maker shall make all payments to the Payees of principal under this Note in the manner provided in and otherwise in accordance with the Loan Agreement. The outstanding principal balance of this Note shall be due and payable in full on the Final Payment Date.
     This Note is the “Note” referred to in the Loan Agreement with respect to the Loan made by the Payees thereunder. Capitalized terms used herein and not expressly defined in this Note shall have the respective meanings assigned to them in the Loan Agreement.
     If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Loan Agreement, or if any other Event of Default has occurred, this Note shall, at Deerfield Private Design’s option be exercised at any time upon or after the occurrence of any such payment default or other Event of Default and in accordance with the applicable provisions of the Loan Agreement, become immediately due and payable.
     All payments of any kind due to the Payees from the Maker pursuant to this Note shall be made in the full face amount thereof. All such payments will be free and clear of, and without deduction or withholding for, any present or future taxes. The Maker shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments hereunder, except for any costs imposed by Payees’ banking institutions.

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     The Maker shall pay all costs of collection, including, without limitation, all reasonable, documented legal expenses and attorneys’ fees, paid or incurred by Payees in collecting and enforcing this Note.
     The Maker and every endorser of this Note, or the obligations represented hereby, expressly waive presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note and the Loan Agreement or the performance of the obligations under this Note and/or the Loan Agreement. No renewal or extension of this Note or the Loan Agreement, no release of any Person primarily or secondarily liable on this Note or the Loan Agreement, including the Maker and any endorser, no delay in the enforcement of payment of this Note or the Loan Agreement, and no delay or omission in exercising any right or power under this Note or the Loan Agreement shall affect the liability of the Maker or any endorser of this Note.
     No delay or omission by the Payees in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right. The provisions of this Note may be waived or amended only in a writing signed by the Maker and Deerfield Private Design Fund.
     Every holder of this Note shall have and may exercise all of the rights and powers given to the Payees in this Note.
     THIS NOTE, AND ANY RIGHTS OF THE PAYEES ARISING OUT OF OR RELATING TO THIS NOTE, MAY, AT THE OPTION OF THE PAYEES, BE ENFORCED BY THE PAYEES IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR IN ANY OTHER COURTS HAVING JURISDICTION. FOR THE BENEFIT OF THE PAYEES, THE MAKER HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY CONSENTS THAT PERSONAL SERVICE OF SUMMONS OR OTHER LEGAL PROCESS MAY BE MADE AS SET FORTH IN SECTION 7.1 OF THE LOAN AGREEMENT, WHICH SERVICE THE MAKER AGREES SHALL BE SUFFICIENT AND VALID. THE MAKER HEREBY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

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     IN WITNESS WHEREOF, an authorized representative of the Maker has executed this Note as of the date first written above.

DYNAVAX TECHNOLOGIES CORPORATION.

By:

Name:
Title:

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DISBURSEMENT TO
PROMISSORY NOTE HELD BY PAYEES

Amount of
Date	Disbursement	Payee’s Initials

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EXHIBIT B
SCHEDULE OF AND CONDITIONS TO DISBURSEMENTS
TOLAMBA PAYMENTS
1.	Lenders shall pay to Borrower the aggregate of [ * ] on [ * ].

2.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ].

3.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide Deerfield Private Design with [ * ].

4.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ].

5.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide Deerfield Private Design with [ * ].

6.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide to Deerfield Private Design [ * ].
PRECLINICAL PEANUT/CAT PAYMENTS
7.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide to Deerfield Private Design [ * ].

8.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide to Deerfield Private Design [ * ].

9.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide to Deerfield Private Design [ * ].

10.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower will provide Deerfield Private Design with [ * ].

11.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower will provide Deerfield Private Design with [ * ].

12.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ] If requested, Borrower will provide Deerfield Private Design with [ * ].

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CLINICAL PEANUT/CAT PAYMENTS
13.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide Deerfield Private Design [ * ].

14.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower will provide Deerfield Private Design with [ * ].

15.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower shall provide Deerfield Private Design [ * ].

16.	Lenders shall pay to Borrower the aggregate of [ * ] on the later of (a) [ * ] and (b) [ * ]. Borrower will provide Deerfield Private Design with [ * ].
     Deerfield Private Design shall determine, in the exercise of its reasonable discretion, if the Milestone identified for each Disbursement have been achieved. In making such determination, Deerfield Private Design shall use principles generally accepted for the development of pharmaceutical products.

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Exhibit C

Number of Shares of
Common Stock
Condition	Subject to Warrant
1. Execution of Agreement	1,250,000
2. [ * ]	[ * ]
3. [ * ]	[ * ]
4. [ * ]	[ * ]
5. [ * ]	[ * ]
Allocation of Warrants

Deerfield
		Deerfield	Special	Deerfield Special
	Deerfield Private	Private Design	Situations	Situations
Condition	Design Fund	International	Fund	International	Total
1.	[ * ]	[ * ]	[ * ]	[ * ]	1,250,000
2.	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
3.	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
4.	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
5.	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

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Exhibit D
FORM OF SUBORDINATION AGREEMENT

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SUBORDINATION AGREEMENT
          SUBORDINATION AGREEMENT (this “Agreement”), dated {       }, between {          } (the “Subordinating Creditor”) and Deerfield Private Design Fund, L.P., (“Deerfield Private Design”) Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited and Deerfield Private Design International, L.P. (each a “Lender” and, together the “Lenders”).
RECITALS
     A. Dynavax Technologies Corporation (“Dynavax”) intends to enter into a financing arrangement pursuant to which Deerfield Private Design will provide Dynavax with financial accommodations, all as more fully described in the Loan Agreement dated as of the date hereof (the “Loan Agreement”) among Dynavax and the Lenders (such arrangement and all related transaction documents as they may be amended, amended and restated, supplemented or otherwise modified from time to time, and the commitment of the Lenders to extend financing to Dynavax thereunder, the “Senior Debt”).
     B. As a condition to the Lenders entering into the Senior Debt, the Lenders require that the Subordinating Lender enter into this Agreement.
          NOW, THEREFORE, for in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders and the Subordinating Creditor hereby agree as follows:
          1. Definitions. For purposes of this Agreement, the following terms shall be defined in the following manner:
          Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. §§101-1331, as amended from time to time.
          Dynavax: as defined in the recitals to this Agreement, together with any successor to, or assignee of, Dynavax, including, without limitation, Dynavax operating as a debtor-in-possession or a trustee appointed for Dynavax under the Bankruptcy Code.
          Commence Legal Action: assert or participate in, or bring any legal action (including any bankruptcy or insolvency proceeding) either at law or in equity for the enforcement, collection or realization on all or any part of the Subordinated Debt from or against Dynavax or exercise any right of offset against amounts owing to Dynavax or any property of Dynavax at any time held by the Subordinating Creditor.
          Event of Bankruptcy: any of the following: (i) Dynavax’s filing of a voluntary petition in bankruptcy under any provision of the Bankruptcy Code, or the fling by Dynavax of any other petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of Dynavax or its respective debts or assets; (ii) Dynavax’s admission in writing of its inability to pay its

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debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for Dynavax or all or a material part of its assets; (iv) the filing of any petition against Dynavax under any provision of the Bankruptcy Code or any other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of Dynavax or its respective debts or assets; (v) an assignment by Dynavax for the benefit of creditors or any other marshalling of the assets and liabilities of Dynavax; or (vi) any corporate action taken by Dynavax to authorize any of the foregoing.
          Senior Debt : as defined in the recitals to this Agreement.
          Subordinated Debt: all present and future obligations, liabilities and indebtedness owed by Dynavax to the Subordinating Creditor (whether matured or unmatured) including, without limitation, all obligations, liabilities and indebtedness owed by Dynavax to the Subordinating Creditor pursuant to the Subordinating Creditor Loan Documents, all interest accruing thereon and all costs and expenses (including attorneys’ fees) payable by Dynavax to the Subordinating Creditor in connection with the exercise of the Subordinating Creditor’s rights under, and the enforcement of, the Subordinating Creditor Loan Documents, and including any Subordinated Debt purchased or otherwise acquired by the Subordinating Creditor and any participations in any Subordinated Debt purchased or otherwise acquired by the Subordinating Creditor.
          Subordinating Creditor Loan Documents: {          } as such documents may be amended, supplemented or restated from time to time.
          2. Subordination. The Subordinating Creditor hereby subordinates the payment by Dynavax of all or any part of the Subordinated Debt to the full and final payment in cash and satisfaction of the Senior Debt.
          3. Permitted Payments to Subordinating Creditor.
               (a) So long as no Event of Default (as such term is defined in the Loan Agreement) has occurred in accordance with Section 6.1 of the Loan Agreement, Dynavax may make payments to the Subordinating Creditor and the Subordinating Creditor may accept from Dynavax payments of principal and interest when due, strictly in accordance with the terms the Subordinating Creditor Loan Documents.
               (b) If the Subordinating Creditor receives a payment in any form and from any source (including by offset against amounts owing to Dynavax) with respect to the Subordinated Debt other than a payment permitted to be made under paragraph (a) of this Section 3, the Subordinating Creditor shall immediately deliver to the Lenders, for application against the Senior Debt, in the form received (except for proper endorsements or assignments, if necessary), such payment. Pending such delivery the Subordinating Creditor shall hold all such payment trust for the account of the Lenders.

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     4. Enforcement of Subordinating Creditor’s Rights.
               (a) The Subordinating Creditor shall not accelerate the maturity or payment of any Subordinated Debt or Commence Legal Action unless there occurs an Event of Bankruptcy; provided, however, that with respect to any insolvency or bankruptcy proceeding commenced against Dynavax, the Subordinating Creditor may only accelerate the Subordinated Debt or Commence Legal Action if such proceeding is not dismissed or discharged within 60 days.
               (b) Notwithstanding the provisions of paragraph (a) of this Section 4, the Subordinating Creditor at no time will commence or join with any other creditor or creditors of Dynavax in the filing of any bankruptcy, reorganization, receivership or insolvency proceeding against Dynavax, or (ii) take any action to exercise any rights or remedies which the Subordinating Creditor may have under the Subordinating Creditor Loan Documents unless and until the Senior Debt has been fully and finally paid in full in cash and satisfied.
               (c) Any amounts received by the Subordinating Creditor from Dynavax or by exercise of any right of offset against amounts owing to Dynavax as a result of any acceleration, action, suit or proceeding permitted in this Section 4, if received prior to the full and final payment in full in cash and satisfaction of the Senior Debt, shall be held in trust by the Subordinating Creditor for the Lenders and promptly paid to the Lenders in accordance with the provisions of this Agreement.
     5. Insolvency Proceedings. Although the Subordinating Creditor retains its rights to vote its claims and otherwise act on its own behalf in any case or proceeding related to an Event of Bankruptcy, the following provisions shall apply upon the occurrence of any Event of Bankruptcy:
               (a) Any payment or distribution of assets of Dynavax of any kind or character with respect to the Subordinated Debt that occurs after any Event of Bankruptcy, whether such payment or distribution consists of cash, property or securities, to which the Subordinating Creditor would be entitled except for the provisions of this Agreement shall be paid or delivered by the person or entity making such payment or distribution, directly to the Lenders for application to the payment of the Senior Debt, to the extent necessary to pay the Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the Lenders with respect to the Senior Debt. To facilitate the foregoing, at the request of the Lenders, the Subordinating Creditor shall authorize and direct Dynavax, or any receiver, liquidator, custodian, conservator, trustee or other entity making any payment or distribution with respect to Dynavax or any of its assets, to make such payment or distribution directly to the Lenders.
               (b) Without the prior written consent of the Lenders:
                    (i) The Subordinating Creditor shall not seek or request relief from the automatic stay under any provision of the Bankruptcy Code, or seek or request any

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adequate protection of the Subordinating Creditor’s claims under any provision of the Bankruptcy Code; and
                    (ii) The Subordinating Creditor shall not contest, oppose, object or withhold its consent to, directly or indirectly, (A) any action by the Lender sfor adequate protection of the claims of the Lenders under the Bankruptcy Code, (B) any objection filed by the Lenders to any motion, relief, action or proceeding, if such objection is based (in whole or in part) on a lack of adequate protection of the claims of the Lenders, (C) the entry of any cash collateral order supported by the Lenders, (D) the entry of any financing order involving the Lenders (whether under §364 of the Bankruptcy Code or otherwise).
               (c) In order to implement the provisions of this Agreement, upon the Lenders’ request, the Subordinating Creditor shall expressly subordinate the payment of the Subordinated Debt to the payment of all Senior Debt consisting of post-petition indebtedness under any debtor-in-possession financing provided to Dynavax by the Lenders.
               (d) The Subordinating Creditor shall not, directly or indirectly, take any action or vote in any way that would be inconsistent with or result in a breach of this Agreement, or challenge or contest (i) the validity or enforceability of the Senior Debt, (ii) the rights of the Lenders set forth in the Senior Debt or (iii) the validity or enforceability of any provision of this Agreement.
               (e) The Subordinating Creditor irrevocably authorizes and empowers the Lenders, following. any Event of Bankruptcy, to file proof of claim with respect to any Subordinated Debt held by it if the Subordinating Creditor fails to file a proof of claim prior to 30 days before the expiration of the time period during which such claim must be submitted, and to accept and receive any payment or distribution which may be payable or deliverable at any time on or with respect to the Subordinated Debt until all Senior Debt has be finally paid in full in cash and satisfied. The Subordinating Creditor will provide to the Lenders all information and documents necessary to present claims and to seek to enforce the Subordinated Debt in accordance with this paragraph.
               (f) The obligations of the Subordinating Creditor under this Agreement shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the Lenders upon the occurrence or as a result of any Event of Bankruptcy, all as though such payment had not been made.
          6. Representations, Warranties and Covenants of Subordinating Creditor. The Subordinating Creditor represents and warrants to the Lenders and covenants with the Lenders, that:
               (a) it has not relied and will not rely on any representations or information of any nature made by or received from the Lenders relating to Dynavax in deciding to execute this Agreement;

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               (b) all of the Subordinating Creditor Loan Documents to which it is a party currently in existence are set forth on Exhibit A attached hereto, and the Subordinating Creditor has delivered to the Lenders true, correct and complete copies of the Subordinating Creditor Loan Documents;
               (c) it is the lawful owner of the Subordinated Debt held by it, free and clear of all liens and encumbrances, and has not subordinated, encumbered, assigned or transferred any right, claim or interest of any kind in or to the Subordinated Debt;
               (d) it will not (i) assign or transfer the Subordinated Debt to any assignee unless such other assignee acknowledges in writing to the Lenders that such interests remain subject to this Agreement or (ii) subordinate or encumber any right, claim or interest of any kind in or to the Subordinated Debt;
               (e) it has full power and legal capacity to execute and deliver this Agreement to the Lenders and this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and
               (f) without the prior written consent of the Lenders, it shall not amend, modify, restate or supplement any of the Subordinating Creditor Loan Documents in any manner which might terminate or impair the subordination of the Subordinated Debt.
          7. Exercise of the Lenders’ Rights.
               (a) The Subordinating Creditor agrees that the Lenders may from time to time, in its sole discretion:
                    (i) increase the principal amount of the indebtedness under the Senior Debt;
                    (ii) renew, extend or otherwise modify in any manner (A) the rate of interest on the Senior Debt, (B) the time and/or terms of payment of the Senior Debt or (C) any condition, term or provision of the Senior Debt; and
                    (iii) lend additional monies, extend additional credit and make other financial accommodations to or for the account of Dynavax, whether under the Senior Debt or otherwise;
in each case, without necessity of notice to or consent from the Subordinating Creditor, and without impairing any of the Lenders’ rights under this Agreement or affecting the Subordinating Creditor’s undertakings and obligations under this Agreement. The Subordinating Creditor acknowledges that the Lenders have not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Loan Agreements, or the collectibility of the Senior Debt, and that the priorities provided in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of the invalidity, irregularity or unenforceability of all or any part of the Senior Loan Agreements.

[ * ] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

               (b) So long as any Senior Debt remains unpaid or outstanding or the Lenders have any commitments to extend further financing under the Loan Agreement, the Lenders shall have the exclusive right (whether exercised before or after the occurrence of an Event of Bankruptcy), without the consent of the Subordinating Creditor:
                    (i) to enforce all rights and privileges of the Lenders under the Loan Agreement (including, without limitation, all consent and approval rights), and to exercise the Lenders’ power to act as attorney-in-fact of Dynavax and/or for purposes of carrying out the terms of the Senior Debt; and
                    (ii) to take any and all appropriate action, and to execute any and all documents and instruments which may be necessary or desirable, to accomplish the purposes of this Agreement.
In exercising the rights and privileges described above, the Lenders shall have sole control over the timing, circumstances and manner of exercising such rights and privileges.
          8. Waiver of Subrogation Rights. The Subordinating Creditor waives any and all rights to be subrogated to the rights of the Lenders with respect to any of the Senior Debt, until the Senior Debt is fully and finally’ paid in cash and satisfied and all commitments to extend further financing to Dynavax have been terminated.
          9. Miscellaneous.
               (a) THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GNEREAL OBLIGATION LAW. This Agreement contains the entire agreement between the Subordinating Creditor and the Lenders with respect to the Senior Debt and the Subordinated Debt and may be modified only by a writing signed by the Subordinating Creditor and the Lenders.
               (b) The Lenders’ failure to exercise any right hereunder shall not be construed as a waiver of the Lenders’ right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.
               (c) The knowledge by the Lenders of any breach or other non-observance by the Subordinating Creditor of the terms of this Agreement shall not constitute a waiver thereof, or of any obligations to be performed by the Subordinating Creditor.
               (d) In the event of any conflict between any term of this Agreement and any of the Subordinating Creditor Loan Documents, the provisions of this Agreement shall govern and control. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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               (e) This Agreement shall continue in full force and effect until the Senior Debt is fully and finally paid in cash and satisfied and all commitments of the Lenders to extend further financing to Dynavax have been terminated, and shall be binding upon the Subordinating Creditor and its successors and assigns, including, without limitation, any future holder of all or any part of the Subordinated Debt, and shall inure to the benefit of the Lenders and its successors and assigns, including, without limitation, any future holder of all or any part of the Senior Debt, it being expressly acknowledged that the Lenders’ rights under this Agreement may be assigned by the Lenders in connection with any assignment or transfer of all or any portion of Senior Debt and that each subsequent holder of any portion of Senior Debt shall be equally and ratably entitled to the benefits of this Agreement.
               (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, and all of which together shall be deemed to be a single agreement.
               (g) All notices and other communications hereunder shall be in writing, and shall be deemed to have been duly made when delivered in person or sent by same day or overnight carrier, or when deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:
If to the Subordinating Creditor:
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If to the Lenders:
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          IN WITNESS WHEREOF, the Lenders and the Subordinating Creditor have executed this Agreement as of the date first written above.

DEERFIELD PRIVATE DESIGN FUND, L.P.	DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	By:
Name:	Name:
Title:	Title:

LENDER:	LENDER:
DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.	DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	By:
Name:	Name:
Title:	Title:

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By:
Name:
Title:

[ * ] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ACKNOWLEDGMENT OF DYNAVAX
          The undersigned acknowledges receipt of a copy of the foregoing Subordination Agreement and consent to all of the terms and conditions thereof.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Name:
Title:

[ * ] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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